Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BoxScore Brands, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Boutsikakis, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date September 9, 2021

/s/ Andrew Boutsikakis
Andrew Boutsikakis
President, Chief Executive Officer (Principal Executive Officer) and
Chief Financial Officer (Principal Financial Officer)